Exhibit 1.1
                                   --
          Van Kampen American Capital Equity Opportunity Trust
                                Series 21
                             Trust Agreement

                                       Dated:   November 17, 1995

     This Trust Agreement among Van Kampen American Capital Distributors, Inc., as Depositor, Interactive Data Corporation, as Evaluator, Van Kampen American Capital Investment Advisory Corp., as Supervisory Servicer, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Van Kampen American Capital Distributors, Inc. Unit Investment Trusts Containing Equity and Debt Securities (Including Securities of Foreign Issuers), Effective November 17, 1995" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                            Witnesseth That:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Evaluator, Supervisory Servicer and Trustee agree as follows:

                                 Part I
                 Standard Terms and Conditions of Trust

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                 Part II
                  Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          1. The Securities defined in Section 1.01(23), listed in the Schedule hereto, have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of the Trust represented by each Unit is the amount set forth under "Summary of Essential Financial Information - Fractional Undivided Interest in the Trust per Unit" in the Prospectus.

          3. The approximate amounts, if any, which the Trustee shall be required to advance out of its own funds and cause to be paid to the Depositor pursuant to Section 3.05 shall be the amount per Unit that the Trustee agreed to reduce its fee or pay Trust expenses set forth in the footnotes to the "Summary of Essential Financial Information" in the Prospectus times the number of Units in the Trust referred to under clause 2 of this Trust Agreement.

          4. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, all references to In Kind
     Distributions as set forth in Sections 5.02 and 8.02 shall be inapplicable to the Trust.

          5. Any moneys held to purchase "when-issued" bonds will be held in non-interest bearing accounts.

     In Witness Whereof, Van Kampen American Capital Distributors, Inc. has caused this Trust Agreement to be executed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Vice Presidents or Assistant Secretaries, Interactive Data Corporation and Van Kampen American Capital Investment Advisory Corp., have each caused this Trust Agreement to be executed by their respective President or one of their respective Vice Presidents and the corporate seal of each to be hereto affixed and attested to by the Secretary, Assistant Secretary or one of their respective Vice Presidents or Assistant Vice Presidents and The Bank of New York, has caused this Trust Agreement to be executed by one of its Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers all as of the day, month and year first above written.


                                    Van Kampen American Capital
                                       Distributors, Inc.

                                    By Sandra A. Waterworth
                                       Vice President
Attest:
By Gina M. Scumaci
Assistant Secretary
                                    Interactive Data Corporation.

                                    By James Perry
                                       Vice President
Attest
By Wayne Channer
Assistant Secretary

                                    Van Kampen American Capital
                                       Investment Advisory Corp.

                                    By Dennis J. McDonnell
                                       President
Attest
By Scott E. Martin
Assistant Secretary

                                    The Bank of New York

                                    By Jeffrey Bieselin
                                       Vice President
Attest
By Norbert Loney
Assistant Treasurer
                      Schedule A to Trust Agreement
                     Securities Initially Deposited

                                   in

     Van Kampen American Capital Equity Opportunity Trust, Series 21

(Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus.)